EXHIBIT 99.09
                          LETTER TO DAVID ALBRIGHT, JR.
                                  May 28, 1998












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                          G. Richard Chamberlin, Esq*.
                             14950 South Highway 441
                           Summerfield, Florida 34491
                              352-245-6044 (voice)
                               352-245-8155 (fax)

                                                                        Mail to:
                                                                   P.O. Box 3370
                                                   Belleview, Florida 34421-3370
*  Florida & Georgia Bars only


May 28, 1998

David Albright, Esq.
Albright, Brown and Goetemiller
120 East Baltimore Street
Suite 2150
Baltimore, Maryland 21202
 Cover letter sent by facsimile transmission to: (410) 244-0356

         Re: Equity Growth Systems, inc.; Form 10-KSB for 1997 and
         Case No. 98-007033; First Ken Co Properties V Martin, et. al., Circuit of Maryland for Baltimore City

Dear Mr Albright

         We have disclosed to the SEC, the general public, and 2,200 Investors of Equity Growth Systems, Inc. that the above referenced lawsuit was filed in January, 1998.

         Edward "Ted" Granville Smith, Jr., represents that he is uninformed as to the progress or lack of progress in this matter.

         The clerk at the Circuit Court of Maryland for Baltimore City indicates that their has been no activity in the file since the date of filing. The clerk indicates that there has been no service on Defendants, no answers, no defaults and no other filings.

         Please provide either myself or Ted an update as to action taken in this matter after the initial filing. I need this information immediately for the purposes of filing Equity's 10K for 1997.

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         A telephone call or a return fax would be  appreciated.  Time is of the essence. If I have not heard from your office within five days, a copy of this letter will be filed as an exhibit with Equity's 10k for 1997.

                                                    Sincerely,


                                            G. Richard Chamberlin, Esq.

























cc:    Edward "Ted" Granville Smith, Jr.



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